SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 5, 1997




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




    Maryland                     1-9317                       04-6558834
 (State or other              (Commission                   (IRS Employer
 jurisdiction of )             File Number)               Identification No.)
 incorporation)



                       400 Centre Street, Newton, MA      02158
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 617-332-3990

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements Under Rule 3-14 of Regulation S-X

         Audited Statement of Revenue and Certain Expenses for Bridge Square for the Year Ended December 31, 1996

                  As previously disclosed on Form 8-K dated December 19, 1997, Health and Retirement Properties Trust and subsidiaries (the "Company") acquired Bridgepoint Square an office complex containing five commercial office properties with approximately 441,145 square foot located in Austin, Texas. Neither the Company nor its affiliates were related to the seller of this property. The factors considered by the Company in determining the purchase price paid for this property include, among others, the following: (i) the historical and projected rents received and likely to be received from the property,

         (ii) the historic and expected operating expenses, including real estate taxes, incurred and expected to be incurred at the property,

         (iii)    the credit quality and nature of the existing tenants

         (iv) the existing lease terms and renewal options of the leases in place,

         (v) the market demand for similar space, the rent rates being paid compared to existing rents being paid in the building, and opportunities for alternative and new tenancies,

         (vi) the physical location and condition of the property, the need for repairs and likely cost of repairs,

         (vii) the expected tenant inducements (such as free rent, tenant improvement allowances, etc.) which might be necessary to fill vacant space or renew leases, and

         (viii) the pricing of comparable properties as evidenced by recent arms-length market sales.

                  The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, which would cause the financial information reported not to be necessarily indicative of future operating results.

(b)      Pro Forma Financial and Other Data

         Pro Forma Balance Sheet as of September 30, 1997
         Pro Forma Statement of Income for the Nine Months Ended September 30,
            1997
         Pro Forma Statement of Income for the Year Ended December 31, 1996

(c)      Exhibits

23.1     Consent of Price Waterhouse LLP

                        Report of Independent Accountants


January 9, 1998



To the Board of Trustees of Health &
  Retirement Properties Trust:

We have audited the accompanying historical statement of gross income and direct operating expenses of Bridgepoint Square (the Property), an office building complex , for the year ended December 31, 1996. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement of gross income and direct operating expenses was prepared in compliance with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Health & Retirement Properties Trust) as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses, as described in Note 1, of Bridgepoint Square for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

Price Waterhouse LLP
Dallas, Texas

BRIDGEPOINT SQUARE

Historical Statement of Gross Income and
Direct Operating Expenses
For the Year Ended December 31, 1996


Gross Income
     Rental income                                              $2,085,112
     Reimbursement of operating costs                               85,173
         Total                                                   2,170,285


Direct Operating Expenses
     Rental property operating expenses                            526,017
     Real estate taxes and insurance                               309,037
     General and administrative                                    105,164
                                                                ----------
                                                                   940,218


Gross Income In Excess Of Direct Operating Costs                $1,230,067
                                                                ==========





See accompanying notes to this historical statement.

BRIDGEPOINT SQUARE

Notes to Historical Statement
Year Ended December 31, 1996


Note 1 - General Information and Summary of Significant Accounting Policies

Bridgepoint Square (the Property) is an office building complex located in Austin, Texas, which was developed and managed by Investors Life Insurance Company of North America (One Bridgepoint - Four Bridgepoint) and Family Life Insurance Company (Five Bridgepoint). The Property consists of five office buildings, three of which had been completed and were occupied during the year ended December 31, 1996. One Bridgepoint was acquired during 1995 and was operating for the entire 1996 calendar year. Construction on Four Bridgepoint was completed and occupancy began in July 1996. Three Bridgepoint was completed during the last week of 1996 and its operations are insignificant to the December 31, 1996 historical statement. Two Bridgepoint and Five Bridgepoint were completed during 1997 and are not included in the December 31, 1996 historical statement. The Property also includes three covered parking garages, two of which had been completed at December 31, 1996. Bridgepoint Square was sold to Health and Retirement Properties Trust on December 4, 1997.

The accompanying historical statement of gross income and direct operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Property have been excluded. Excluded expenses include depreciation and amortization, interest expense, income taxes and any other expenses not directly related to the future operations of the Property.

Rental income is recognized on a straight line basis over the terms of the related leases.


Note 2 - Leases

As of December 31,1996, One Bridgepoint, Three Bridgepoint and Four Bridgepoint are leased under non-cancelable operating leases. The terms of the leases expire at various times from 1997 through 2003 and provide for aggregate minimum rentals as follows:

         1997                                               $ 5,725,059
         1998                                                 5,333,521
         1999                                                 4,177,268
         2000                                                   832,943
         2001                                                   808,097
         Thereafter                                           1,688,834
                                                            -----------
                                                            $18,565,722
                                                            ===========

The leases also provide for payment by the lessees of certain occupancy related expenses and certain leases contain renewal and/or cancellation options in future periods. In addition, one tenant occupies approximately 56% of all rentable space as of December 31, 1996.

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                    Unaudited Pro Forma Financial Statements

         The following unaudited pro forma balance sheet as of September 30, 1997 and the statement of income for the nine months ended September 30, 1997 and the year ended December 31, 1996, present the financial position and the results of operations of Health and Retirement Properties Trust (the "Company") as if the transactions described in the notes to unaudited financial statements were consummated on January 1, 1996. These unaudited pro forma financial statements should be read in connection with, and is qualified in its entirety by reference to, the separate financial statements of the Company and of the Seller of the Government Office Properties, each for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated February 17, 1997, and the financial statements of the Company for the quarter ended September 30, 1997 included in the Company's Quarterly Report on Form 10-Q. These unaudited pro forma financial statements are not necessarily indicative of the financial position and the expected results of operations of the Company for any future period. Differences could result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.

 Health and Retirement Properties Trust
 Pro Forma Balance Sheets
 September 30, 1997
 (dollars in thousands)
 (unaudited)
                                                                                                              Recent
                                                                             West 34th  Franklin  Bridgepoint Acquisi
                                                                 Historical  Street(A)  Plaza(B)   Square(C)  tions(D)   Pro Forma
                                                                 ----------  ---------  --------   --------   --------   ----------
                           ASSETS
 Real estate properties, at cost:
     Land, buildings and improvements                            $1,621,522  $ 110,750  $ 79,000   $ 79,000   $ 90,600   $1,980,872
                                                                 ----------  ---------  --------   --------   --------   ----------
                                                                  1,621,522    110,750    79,000     79,000     90,600    1,980,872
     Less accumulated depreciation                                   99,746       --        --         --         --         99,746
                                                                 ----------  ---------  --------   --------   --------   ----------
                                                                  1,521,776    110,750    79,000     79,000     90,600    1,881,126

 Real estate mortgages, net                                         116,941       --        --         --         --        116,941
 Investment in Hospitality Properties Trust                         102,465       --        --         --         --        102,465
 Cash and cash equivalents                                           71,765    (46,368)  (27,414)    (3,000)     5,930          913
 Interest and rent receivables                                       19,722       --        --         --         --         19,722
 Deferred interest and finance costs, net and
   other assets                                                      18,625     (4,901)     --         --         (250)      13,474
                                                                 ----------  ---------  --------   --------   --------   ----------
                                                                 $1,851,294  $  59,481  $ 51,586   $ 76,000   $ 96,280   $2,134,641
                                                                 ==========  =========  ========   ========   ========   ==========


            LIABILITIES AND SHAREHOLDERS' EQUITY
 Bank notes payable                                              $  100,000  $  59,000  $ 51,000   $ 76,000   $ 94,000   $  380,000
 Senior notes and bonds payable, net                                200,000       --        --         --         --        200,000
 Mortgage notes payable                                              26,941       --        --         --         --         26,941
 Convertible subordinated debentures                                211,650       --        --         --         --        211,650
 Accounts payable and accrued expenses                               35,616        481       586       --          850       37,533
 Prepaid rents                                                        7,077       --        --         --         --          7,077
 Security deposits                                                    2,872       --        --         --          750        3,622
 Due to affiliates                                                    1,336       --        --         --         --          1,336
 Dividend payable                                                    36,571                                       --         36,571

 Shareholders' equity:
    Preferred shares, .01 par value: none issued                       --         --        --         --         --           --
    Common shares of beneficial interest, .01 par value:
          125 million shares authorized,
          98.7 million shares and 98.8 million pro forma
          shares issued and outstanding, respectively                   988       --        --         --         --            988
    Additional paid-in capital                                    1,370,730       --        --         --          680    1,371,410
    Cumulative net income                                           383,775       --        --         --         --        383,775
    Dividends                                                      (526,262)      --        --         --         --       (526,262)
                                                                 ----------  ---------  --------   --------   --------   ----------
         Total shareholders' equity                               1,229,231       --        --         --          680    1,229,911
                                                                 ----------  ---------  --------   --------   --------   ----------
                                                                 $1,851,294  $  59,481  $ 51,586   $ 76,000   $ 96,280   $2,134,641
                                                                 ==========  =========  ========   ========   ========   ==========
                                                                       --         --        --         --         --           --

See accompanying notes to unaudited pro forma financial statements

Health and Retirement Properties Trust
Proforma Statements of Income
Nine months ended September 30, 1997
(amounts in thousands, except per share data)
(unaudited)

                                                                   Second   Third
                                                                   Quarter  Quarter  West              Bridge   Recent
                                                                   Acquisi  Acquisi  34th    Franklin  -point   Acquisi
                                    Historical  GPI (E)   CSMC(F)  tions(G) tions(G) Street(H)Plaza(I) Square(J)tions(K) Pro Forma
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------
Revenues:
    Rental income                     $129,518  $12,235   $ 6,831  $ 2,948  $ 3,179  $10,771  $ 9,614  $ 4,581  $ 8,882 $188,559
    Interest income                     16,177     (268)              --       --       --       --       --       --     15,909
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------
       Total revenues                  145,695   11,967     6,831    2,948    3,179   10,771    9,614    4,581    8,882  204,468
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------

Expenses:
    Operating                           16,961    3,732     1,910     --        954    3,641    4,904    1,769    2,733   36,604
    Interest                            24,955   (1,366)    3,232    1,087    1,463    2,876    2,486    2,631    4,129   41,493
    Depreciation and amortization       26,633    3,365     1,119      627      501    1,869    1,334      961    1,348   37,757
    General and administrative           8,148    1,579       249      139      111      415      296      214      301   11,452
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------
       Total expenses                   76,697    7,310     6,510    1,853    3,029    8,801    9,020    5,575    8,511  127,306
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------

Income before equity in earnings
    of income Hospitality Properties
    Trust and before extraordinary
    item                                68,998    4,657       321    1,095      150    1,970      594     (994)     371   77,162

Equity in earnings of Hospitality
    Properties Trust                     6,683     --                 --       --                                  --      6,683
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------

Net income before extraordinary item  $ 75,681  $ 4,657   $   321  $ 1,095  $   150  $ 1,970  $   594  $  (994) $   371 $ 83,845
                                       -------  -------   -------  -------  -------  -------  -------  -------  -------  -------

Average shares outstanding              89,918                                                                            98,838

Per share data:
Net income before extraordinary item  $   0.84                                                                          $   0.85



See accompanying notes to unaudited pro forma financial statements

Health and Retirement Properties Trust
Proforma Statements of  Income
Year Ended December 31, 1996
(amounts in thousands, except per share data)
(unaudited)



                                           HRPT              GPI
                                    ----------------- ----------------         West    Frank   Bridge   Recent
                                              Acquisi          Acquisi         34th    -lin    -point   Acquisi  Pro Forma
                                    Histo-    tions   Histo-   tions           Street  Plaza   Square   tions    Adjust
                                    rical     (L)     rical    (M)     CSMC(N) (O)     (P)     (Q)      (R)      ments     Pro Forma
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------
Revenues:
   Rental income                    $ 98,039  $31,212 $ 36,523 $15,055 $15,911 $14,361 $12,818 $ 2,170  $11,841  $  --      $237,930
   Interest income                    22,144     (396)     780    --      --      --      --      --       --       --        22,528
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------
     Total revenues                  120,183   30,816   37,303  15,055  15,911  14,361  12,818   2,170   11,841     --       260,458
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------

Expenses:
   Operating                           3,776    1,600    8,657   5,605   5,081   4,855   6,538     940    3,643    1,073 (S)  41,768
   Interest                           22,545   15,947   28,730   8,313   7,053   3,835   3,315   1,596    5,505  (45,086)(T)  51,753
   Depreciation and amortization      22,106    6,467    6,357   1,174   2,441   2,492   1,778     583    1,797      932 (U)  46,127
   General and administrative          7,055    1,402    5,570    --       543     554     395     130      401   (3,486)(S)  12,564
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------
     Total expenses                   55,482   25,416   49,314  15,092  15,118  11,736  12,026   3,249   11,346  (46,567)    152,212
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------

Income before equity income and
     extraordinary item
                                      64,701    5,400  (12,011)    (37)    793   2,625     792  (1,079)     495   46,567     108,246
Equity in earnings of Hospitality
     Properties Trust                  8,860                                                                                   8,860
Gain on equity transaction of
     Hospitality Properties Trust      3,603     --       --      --      --      --      --      --       --       --         3,603
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------

Income before gain (loss) on sale
     of properties and extraordinary
     item                           $ 77,164  $ 5,400 $(12,011)$   (37)$   793 $ 2,625 $   792 $(1,079) $   495  $46,567    $120,709
                                    --------  ------- -------- ------- ------- ------- ------- -------  -------  -------    --------

Average shares outstanding            66,255                                                                                  98,838

Per share data:
Income before gain (loss) on
     sale of proper ies and
     extraordinary item             $   1.16                                                                                $   1.22




See accompanying notes to unaudited pro forma financial statements

                Notes To Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet Adjustments at September 30, 1997.

A. Represents the acquisition, on October 1, 1997, of a medical office property located at 7 West 34th Street in New York, New York ("West 34th Street"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

B. Represents the acquisition, on November 13, 1997, of an office property located at One Franklin Plaza, Philadelphia, Pennsylvania ("Franklin Plaza"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

C. Represents the acquisition, on December 5, 1997, of an office complex containing five commercial office properties located in Austin, Texas ("Bridgepoint Square"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

D. Represents the Company's acquisitions, during November 1997, December 1997 and January 1998, of a medical office property located in Colorado, a medical office property located in Maryland, a medical office property located in Rhode Island, three medical office properties located in California, a medical office property located in Washington, D.C., a government office property located in Texas and a medical office and commercial office property located in Pennsylvania (collectively, "Recent Acquisitions"). The Recent Acquisitions were funded with available cash, by drawings under the Company's existing revolving line of credit and the issuance of of the Company's common shares.

Pro Forma Statement of Income adjustments for the Nine months Ended September 30, 1997.

E. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the government office properties ("GPI") from Government Property Investors, Inc. ("Seller"). Also reflects the decrease in interest expense arising from the Company's issuance of its shares pursuant to a common stock offering in March 1997, proceeds of which were used in part to repay amounts then outstanding under the Company's revolving line of credit, net of an increase in interest expense related to the Company's assumption of certain debt in connection with the acquisition of the GPI.

F. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of two medical office properties and two parking structures located in Los Angeles, California ("CSMC") as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund this acquisition.

G. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of a 200 unit retirement housing property located in Spokane, Washington and 20 medical office clinics and ancillary structures located in Massachusetts and three medical and two commercial office buildings located in Pennsylvania as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

H. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of West 34th Street, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

I. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Franklin Plaza, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

J. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Bridgepoint Square. Bridgepoint Square consists of five properties, of which one property was under construction at September 30, 1997 and one property was completed in July 1997. Also represents the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

K. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's Recent Acquisitions as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

Pro Forma Statement of Income adjustments for the Year Ended December 31, 1996.

L. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Company's acquisitions completed during 1996 and certain acquisitions completed during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments represent annualized historical operating expenses for gross leased properties acquired. Depreciation expense adjustments assume an average building life of 40 years. Also assumes a reduction in interest income from the use of cash on hand to fund, in part, these acquisitions.

M. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Seller's acquisitions completed during 1996 and acquisitions completed by the Company during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments are established for the purpose of this pro-forma presentation as equal to percentage of rents which is the same percentage of rents as was represented by property level operating expenses for the properties which were owned by the Seller during 1996. Depreciation expense adjustments assume an average building life of 40 years.

N. Represents the historical rental income and operating expenses for the Company's acquisition of CSMC. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense adjustments assuming an average building life of 40 years as well as increases in general and administrative expenses.

O. Represents the historical rental income and operating expenses for the Company's acquisition of West 34th Street. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increases in general and administrative expenses.

P. Represents the historical rental income and operating expenses for the Company's acquisition of Franklin Plaza. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increases in general and administrative expenses.

Q. Represents the historical rental income and operating expenses for the Company's acquisition of Bridgepoint Square. Bridgepoint Square consists of five properties, of which two properties were under construction at December 31, 1996, one property was completed in July 1996, and one property was completed in December 1996. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increases in general and administrative expenses.

R. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Recent Acquisitions, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

S. Represents the net reduction in operating and administrative expenses arising from the differences in the Company's cost structure (which include the full year's effect of general and administrative and property management services) and the cost structure of GPI (which included the employment of separate property management companies for certain of the government office properties under separate fee arrangements and cost related to administrative financial, acquisition and other activities performed by GPI's management) and the cost structure of the other properties acquired in 1997.

T. Represents the reduction of interest expense arising from the Company's repayment of the GPI mortgage and affiliate debt, excluding $27,588 of mortgage debt that was not repaid in connection with the acquisition of GPI.

U. Represents the effect on the depreciation expense arising from the adjustment of GPI's historical basis in existing assets to the Company's basis at acquisition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          HEALTH AND RETIREMENT PROPERTIES TRUST



                                          By: /s/ Ajay Saini
                                              Ajay Saini, Treasurer and Chief
                                                              Financial Officer

Date: January 22, 1998